Exhibit 99.2

Oblong Announces $7.5 Million Private Placement to Launch Bittensor-Centric AI and Digital Asset Strategy

Strategic Entry into Bittensor ($TAO) Ecosystem Positions Oblong as a Pioneer in Permissionless Intelligence Infrastructure

Capital to Support Cryptocurrency Treasury, Software Development, and Token-Based Revenue Streams

Denver, CO— June 6, 2025 — (Nasdaq: OBLG, “Oblong” or the “Company”), a technology services provider specializing in innovative IT solutions, today announced it has entered into a securities purchase agreement to raise approximately $7.5 million through the sale of 1,989,392 shares of common stock (or common stock equivalents in lieu thereof) at $3.77 per share in a private placement priced at-the-market under Nasdaq rules. The offering, led by institutional investors focused on emerging technology, is expected to close on or about June 11, 2025, subject to customary closing conditions.

Oblong is strategically allocating capital to enter the AI-driven digital asset space through the accumulation of $TAO, the native token of Bittensor—a decentralized intelligence protocol. The Company’s transition will be supported by software development initiatives that actively enhance this emerging ecosystem. Oblong is embracing the next evolution of the internet: permissionless intelligence.

“Bittensor is an open network for intelligence, the same way the original internet was for information,” said Peter Holst, Chief Executive Officer of Oblong. “By building on this open platform, problems can be solved collaboratively at global scale, with the world’s brightest minds incentivized by $TAO. With over 25 years of experience scaling technology businesses, we believe we are uniquely positioned to capitalize on this next major inflection point in AI and digital infrastructure.”

Technology-First Strategy in the $TAO Ecosystem

Oblong will allocate the majority of proceeds toward acquiring $TAO tokens and contributing to Bittensor’s decentralized AI network—an open marketplace for compute, inference, data, and model training. This architecture democratizes access to intelligence, much like an OpenAI for the world. In addition to the proceeds from the private placement, the Company had $4.3 million in cash and no debt as of March 31, 2025, and intends on making significant investments in building software tools that drive usage and solve infrastructure challenges within the network. Additionally, Oblong’s strategy will include participating in subnet 0, achieving a yield on a portion of its $TAO holdings. The Company’s approach is anchored in confidence around $TAO’s tokenomics—no venture capital, no insider allocations, and no vesting cliffs that distort market value. This rare structure gives Oblong confidence to accumulate $TAO for the long term, unlike most altcoins, which fail to store value relative to Bitcoin.

Strategic Rationale and Market Opportunity

Oblong believes the fusion of artificial intelligence and digital assets marks the third great era of crypto, following Bitcoin and smart contract infrastructure (L1’s like Ethereum and Solana). Just as those phases delivered generational upside, this AI x crypto era offers similar potential—and Bittensor is at the forefront.

$TAO is the leading Layer 1 asset in the AI digital asset space, with a rapidly growing ecosystem of subnets, applications, and contributors. With a market capitalization of approximately $3 billion and strong fundamentals, the Company believes $TAO is positioned to be the defining asset of this new category.

Why $TAO and Bittensor

Bittensor’s $TAO is a Layer 1 cryptocurrency—akin to Ethereum, Bitcoin, and Solana—but differentiated by its foundational role in creating a global intelligence market. By rewarding computational contributors in a permissionless environment, Bittensor enables collaborative, decentralized AI that challenges the dominance of centralized platforms.

With a capped supply of 21 million tokens and quadrennial halving events, $TAO mirrors Bitcoin’s scarcity-driven model. Its deflationary design, transparent issuance schedule, and absence of insider holdings provide a credible long-term value proposition.

The Company’s strategic focus on $TAO reflects its conviction that decentralized AI infrastructure will be the next frontier of software development, digital monetization, and investor opportunity.

For more information about Oblong’s strategy, please review our Summary Investment Thesis filed as an exhibit to the Company’s Current Report on Form 8-K, which will be filed substantially concurrently with the issuance of this press release.

Dawson James Securities, Inc. is acting as the exclusive placement agent for the offering.

The gross proceeds from the offering are expected to be approximately $7.5 million, prior to deducting placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering to launch its Bittensor-centric AI and digital asset strategy.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

The securities described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder and have not been registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements. Oblong has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock, including the shares of common stock issuable upon exercise of the common stock equivalents sold in the private placement.

About Oblong, Inc.

Oblong (Nasdaq: OBLG) provides innovative and patented technologies that change how people work, create, and communicate. Oblong’s product Mezzanine™ is a remote meeting technology platform that offers simultaneous content sharing to achieve situational awareness for both in-room and remote collaborators. Oblong supplies Mezzanine systems to Fortune 500 and enterprise customers. For more information, visit www.oblong.com.

Forward-looking and cautionary statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Oblong assumes, plans, expects, believes, intends, projects, estimates, or anticipates (and other similar expressions) will, should, or may occur in the future are forward-looking statements and include, but are not limited to, the completion of the offering, the satisfaction of customary closing conditions related to the offering, the intended use of proceeds from the offering, and statements regarding market opportunity and the Company’s new Bittensor-centric AI and digital asset strategy. Oblong’s actual results may differ materially from its expectations, estimates, and projections, and consequently, you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements relating to the Company’s plans to develop innovative software solutions to enhance the Bittensor extensive and rapidly growing ecosystem. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events and involve factors, risks, and uncertainties, including market and other conditions and the volatility of market price for our securities, that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2024, and in other filings made by the Company with the SEC from time to time. Any of these factors could cause Oblong’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, the Company cannot give any assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, correct, update, or revise any information contained herein.

Investor Relations Contact

David Clark

investors@oblong.com

(213) 683-8863 ext. 5